Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-113252
3.25% Redeemable Cumulative Convertible
Perpetual Preferred Stock CUSIP No. 185896305
Cleveland-Cliffs Inc
Prospectus Supplement dated August 24, 2005
to the Prospectus dated July 22, 2004
     The selling securityholders table on pages 61-65 of the prospectus, as amended, is hereby further amended to add the information regarding the following entities in the prospectus and their respective amount of 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock.

COMMON
	NATURAL		PRINCIPAL		SHARES
	PERSON WITH		AMOUNT OF		OWNED
	VOTING OR	SHARES OF	CONVERTIBLE		PRIOR TO
	INVESTMENT	PREFERRED	SUBORDINATED	COMMON	THIS
SELLING SECURITYHOLDER	CONTROL	STOCK	DEBENTURES	SHARES	OFFERING
Sunrise Partners Limited Partnership	S. Donald Suissman,	1,500	$1,500,000	48,503	—
Siu Min Wong